   As filed with the Securities and Exchange Commission on January 4, 2002
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           AMERICAN TOWER CORPORATION
             (Exact name of Registrant as Specified in Its Charter)

               Delaware                                       65-0723837
     (State or Other Jurisdiction of                       (I.R.S. Employer
     Incorporation or Organization)                     Identification Number)

                    116 Huntington Avenue, Boston, MA 02116
                    (Address of Principal Executive Offices)

            AMENDED AND RESTATED AMERICAN TOWER SYSTEMS CORPORATION
                             1997 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                Steven B. Dodge
                      Chairman and Chief Executive Officer
                           American Tower Corporation
                             116 Huntington Avenue
                                Boston, MA 02116
                    (Name and Address of Agent For Service)

                                 (617) 375-7500
         (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:
                           Matthew J. Gardella, Esq.
                               Hale and Dorr LLP
                                60 State Street
                                Boston, MA 02109
                                 (617) 526-6000

                                                 CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                             Proposed Maximum             Proposed Maximum            Amount Of
     Title Of Securities           Amount To Be              Offering Price             Aggregate Offering          Registration
      To Be Registered            Registered(1)                 Per Share                     Price                     Fee
----------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock,
   $.01 par value                  3,000,000                   $8.925                     $26,775,000 (1)             $6,399.23
==================================================================================================================================

(1) Pursuant to Rule 416 of the Securities Act, this Registration Statement shall also cover any additional shares of Class A Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated pursuant to Rule 457 (c) solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Class A Common Stock on the New York Stock Exchange on December 27, 2001.

     The prospectus included in this Registration Statement is a combined prospectus which also relates to an aggregate of 24,000,000 shares of Class A Common Stock previously registered under the Company's registration statements on Form S-8 filed on May 6, 1998 (File No. 333-51959) and July 12, 2000 (File No. 333-41224).

                                EXPLANATORY NOTE

  This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 3,000,000 shares of Class A Common Stock of American Tower Corporation (the "Company") authorized for issuance under the Amended and Restated American Tower Systems Corporation 1997 Stock Option Plan (the "Plan"). These additional shares have become authorized for issuance, effective September 30, 2001, as a result of the operation of the "evergreen" provision contained in the Plan. This provision provides for annual increases in the shares authorized for issuance under the Plan pursuant to a specified formula.


                          INCORPORATION BY REFERENCE

     Pursuant to General Instruction E to Form S-8, the contents of two registration statements on Form S-8 (File Nos. 333-51959 and 333-41224) previously filed by the Company with respect to securities offered pursuant to the Plan are hereby incorporated by reference herein, and the opinions and consents listed below are filed herewith.

                                   Exhibits
                                   --------


Exhibit
Number     Description
------     -----------
  5.1      Opinion of Hale and Dorr LLP.

 23.1      Consent of Hale and Dorr LLP (included in Exhibit 5.1).

 23.2      Consent of Deloitte & Touche LLP.

 24.1 Power of Attorney (included on the signature page of this Registration Statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, Commonwealth of Massachusetts, on this 4th day of January, 2002.

                                              AMERICAN TOWER CORPORATION


                                              By: /s/ Steven B. Dodge
                                                 -------------------------------
                                                 Steven B. Dodge
                                                 Chairman and
                                                 Chief Executive Officer



                        POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of American Tower Corporation, hereby severally constitute Steven B. Dodge and Justin D. Benincasa, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable American Tower Corporation to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                                Title                             Date
         ---------                                -----                             ----
/s/ Steven B. Dodge                Chairman and Chief Executive Officer        January 4, 2002
---------------------------------
Steven B. Dodge


/s/ Bradley E. Singer               Chief Financial Officer and Treasurer      January 4, 2002
---------------------------------
Bradley E. Singer


         Signature                                Title                             Date
         ---------                                -----                             ----

/s/ Justin D. Benincasa            Senior Vice President and                   January 4, 2002
---------------------------------  Corporate Controller
Justin D. Benincasa

/s/ Alan L. Box                    Executive Vice President and Director       January 4, 2002
---------------------------------
Alan L. Box

/s/ Joseph L. Winn                 Vice Chairman                               January 4, 2002
---------------------------------
Joseph L. Winn

/s/ Arnold L. Chavkin              Director                                    January 4, 2002
---------------------------------
Arnold L. Chavkin

/s/ David W. Garrison              Director                                    January 4, 2002
---------------------------------
David W. Garrison

/s/ J. Michael Gearon, Jr.         Vice Chairman and Director                  January 4, 2002
---------------------------------
J. Michael Gearon, Jr.

/s/ Fred R. Lummis                 Director                                    January 4, 2002
---------------------------------
Fred R. Lummis

/s/ Thomas H. Stoner               Director                                    January 4, 2002
---------------------------------
Thomas H. Stoner

/s/ Maggie Wilderotter             Director                                    January 4, 2002
---------------------------------
Maggie Wilderotter


                                 Exhibit Index
                                 -------------

Exhibit
Number  Description
------  -----------
  5.1    Opinion of Hale and Dorr LLP.

 23.1    Consent of Hale and Dorr LLP (included in Exhibit 5.1).

 23.2    Consent of Deloitte & Touche LLP.

 24.1 Power of Attorney (included on the signature page of this Registration Statement).

__________________